Exhibit 99.2

Second Quarter 2015

Supplemental Operating and Financial Data

Waterstone at Big Creek

Alpharetta, GA

Trade Street Residential, Inc.

19950 W. Country Club Drive, Suite 800

Aventura, Florida 33180

786-248-5200

www.tradestreetresidential.com

Trade Street Residential, Inc.
Second Quarter 2015	Supplemental Financial Information

Trade Street RESIDENTIAL ANNOUNCES second QUARTER 2015 RESULTS

– Core FFO Improves to $0.12 Per Share for Second Quarter –

– Same Store NOI Increases 11.3% for Second Quarter –

– Same Store Average Rent Increases 4.4% to $1,003 for Second Quarter –

– Merger with Independence Realty Trust on Track to Close by the End of the Third Quarter of 2015 –

AVENTURA, FL, August 6, 2015 – Trade Street Residential, Inc. (NASDAQ: TSRE) (the “Company” or “Trade Street”), a vertically integrated and self-managed real estate investment trust ("REIT") focused on acquiring, owning, operating and managing high-quality, conveniently located, apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas, today announced consolidated results for the second quarter ended June 30, 2015.

Operational and Financial Highlights for Second Quarter 2015

•	Reported Core FFO of $4.5 million, or $0.12 per diluted share.

•	Same store net operating income, or same store NOI, increased 11.3% compared to the same period last year. Over the same period, same store revenues increased 5.9% and same store expenses decreased 0.9%.

•	Same store average rent was $1,003 per unit, an increase of 4.4% compared to the same period last year. Stabilized non same store average rent was $1,135 per unit, an increase of 6.8% compared to the same period last year.

•	Same store average occupancy was 96.5% at quarter end, an improvement of 30 basis points over the same period last year. Stabilized non same store average occupancy was 91.6% at quarter end.

Financial Results for the Three Months Ended June 30, 2015

Net loss attributable to common stockholders for the second quarter of 2015 was ($3.4) million compared to a net loss of ($4.0) million in the prior year period. The decrease in net loss was primarily the result of a $1.6 million increase in revenues, a $1.7 million reduction in depreciation and amortization expense and $0.7 million lower general and administrative expense, which more than offset a $3.0 million increase in acquisition and recapitalization costs compared to the prior year period, as well as a $0.8 million impairment charge in the second quarter associated with land held for sale.

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Funds from Operations, or FFO, for the second quarter of 2015 was $1.3 million, or $0.03 per diluted share, as compared to $1.7 million, or $0.04 per diluted share, in the prior year period. The current quarter FFO result was negatively impacted by the aforementioned $3.1 million of acquisition and recapitalization costs incurred during the second quarter of 2015 in connection with the Company’s planned merger with Independence Realty Trust (NYSE MKT: IRT)(“IRT”). Excluding those costs, Core FFO for the second quarter of 2015 was $4.5 million, or $0.12 per diluted share, as compared to $2.4 million, or $0.06 per diluted share, in the prior year period. Adjusted FFO, which additionally deducts recurring and non-recurring capital expenditures, was $3.8 million, or $0.10 per diluted share, for the second quarter of 2015, as compared to $1.6 million, or $0.04 per diluted share, in the prior year period.

Portfolio Performance

Same store NOI for the second quarter of 2015 increased 11.3% to $5.8 million as compared to $5.2 million in the prior year period. This improvement in same store NOI was driven by a 5.9% increase in same store revenue and a 0.9% decrease in same store property expenses compared to the prior year period. The increase in same store revenue was primarily attributable to a 30 basis point increase in average occupancy to 96.5%, and a 4.4% increase in average rent to $1,003 per unit. The decrease in same store property operating expenses was primarily attributable to a decrease in advertising expenses and unit turnover costs due to stable occupancies within the same store portfolio as well as favorable property taxes expense, as routine accruals were moderated based on preliminary tax valuations for 2015.

On a sequential quarter basis, second quarter of 2015 same store revenue increased 2.9% compared to the first of quarter 2015, while same store property expenses increased 1.6%, resulting in a 3.8% increase in same store NOI.

For the six months ended June 30, 2015, same store revenue increased 4.8%, same store property expenses decreased 1.7%, and same store NOI increased 10.1%, compared to the six months ended June 30, 2014.

Dividend

On June 10, 2015, the Company’s Board of Directors announced a dividend of $0.095 per share and unit, payable to holders of record of common stock and common units of the operating partnership as of June 30, 2015, which was paid on July 15, 2015.

Definitive Merger Agreement

On May 11, 2015, the Company and IRT jointly announced the entry into an Agreement and Plan of Merger pursuant to which the Company and its operating partnership subsidiary will merge with and into subsidiaries of IRT (the “Merger”), creating a leading, regional market focused, multifamily REIT.

Under the terms of the definitive merger agreement, IRT will pay with respect to each share of Trade Street common stock $3.80 in cash and 0.4108 of newly issued IRT common stock, subject to adjustment as described below. Based on the agreed upon “Reference Price” of $9.25 for IRT shares, this offer represents the equivalent of $7.60 in value for each share of Trade Street common stock. IRT has the option to increase the cash portion of the consideration from $3.80 per share of Trade Street common stock to up to $4.56 per share of Trade Street common stock with a corresponding decrease in the stock portion of the merger consideration as provided for under the terms of the merger agreement, in which case the exchange ratio will be adjusted to reflect the new consideration mix.

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The Company expects the transaction to close in the third quarter of 2015, subject to customary closing conditions including the approval of both IRT and Trade Street stockholders. Additional details regarding the Merger can be found in Trade Street’s prior filings with the Securities and Exchange Commission (the “SEC”).

Supplemental Information

Supplemental financial information is available in the Investor Relations section of the Company’s website under Quarterly Results.

About Trade Street Residential, Inc.

Trade Street Residential, Inc. is a vertically integrated and self-managed real estate investment trust focused on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes, except as may be required by law. For a further discussion of these and other factors that could impact the Company's future results, performance or transactions, see the section entitled "Risk Factors" (i) in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, which the Company filed with the SEC on March 13, 2015, (ii) in the Company’s Definitive Proxy Statement on Schedule 14A, which the Company filed with the SEC on July 31, 2015 and (iii) in other reports filed with the SEC by IRT or Trade Street from time to time.

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Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the proposed Merger. In connection with the Merger, IRT filed a registration statement on Form S-4 (Registration No. 333-204578) with the SEC, which was declared effective by the SEC on July 31, 2015. Additionally, Trade Street filed a joint proxy statement on Schedule 14A (File No. 001-32365) with the SEC, which includes the joint proxy statement of IRT and Trade Street and which also constitutes a prospectus of IRT. Trade Street and/or IRT may file one or more amendments to the proxy statements, registration statements, proxy statement/prospectus or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document that Trade Street and/or IRT may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRADE STREET AND IRT ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN AND THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement(s) have been mailed to stockholders of Trade Street and/or IRT, as applicable. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Trade Street and/or IRT through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Trade Street are available free of charge on Trade Street’s internet website at http://www.tradestreetresidential.com or by contacting Trade Street’s Investor Relations Department by email at ir@trade-street.com or by phone at +1-786-248-6099. Copies of the documents filed with the SEC by IRT are available free of charge on IRT’s internet website at http://www.irtreit.com or by contacting IRT’s Investor Relations Department by email at aviroslav@irtreit.com or by phone at +1-215-243-9000.

Participants in Solicitation

Trade Street, IRT, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information about these persons is set forth in the definitive joint proxy statement/prospectus, which was filed by Trade Street with the SEC on July 31, 2015. Additional information about the directors and executive officers of Trade Street is set forth in Trade Street’s Annual Report on Form 10-K/A for the year ended December 31, 2014, which was filed with the SEC on March 25, 2015. Additional information about the directors and executive officers of IRT is set forth in IRT’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015, and in IRT’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 7, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the registration statement filed by IRT and in the joint proxy statement/prospectus (or will be contained in any amendments or supplements thereto and in other relevant materials to be filed with the SEC, when they become available). These documents can be obtained free of charge from the sources indicated above.

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Non-GAAP Financial Measures

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property, bargain purchase gains, and recognized impairment of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company presents FFO attributable to common stockholders because management considers it to be an important supplemental measure of the Company’s operating performance, believes it assists in the comparison of the Company’s operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

The Company also uses core funds from operations, or Core FFO, as an operating measure. Core FFO includes adjustments to exclude the impact of straight-line adjustments for ground leases, gains and losses from extinguishment of debt, transaction costs related to acquisitions and recapitalization, management transition costs and certain other non-cash or non-comparable items. The Company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the Company’s assets. In addition, the Company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

The Company also uses adjusted funds from operations, or AFFO, as an operating measure, which is defined as FFO or, alternatively, Core FFO, depending on the existence of any non-cash, non-comparable items as described above, less recurring and non-recurring capital expenditures. The Company believes that AFFO is a relevant operating measure as it provides an indication as to whether a REIT can fund from its operating performance the capital expenditures necessary to maintain the condition of its operating real estate assets.

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Management believes that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis. NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

The Company defines same store communities as communities owned and stabilized for the entirety of both periods presented, excluding properties held for sale. Reconciliations of net loss attributable to common stockholders to FFO, Core FFO, AFFO, NOI, and same store NOI are included in the Supplemental Information posted on the Company’s website.

Investor Relations:

Stephen Swett

786-248-6099

ir@trade-street.com

Media Contact:

Jason Chudoba, ICR for Trade Street

646-277-1249

Jason.Chudoba@icrinc.com

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Trade Street Residential, Inc.
2nd Quarter 2015	Operating Results
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands, except per share data	2015	2014	2015	2014

Property revenues
Rental revenue	$14,602	$13,233	$28,715	$23,499
Other property revenues	1,669	1,420	3,185	2,564
Total property revenues	16,271	14,653	31,900	26,063

Property expenses
Property operations and maintenance	4,253	4,279	8,169	7,649
Real estate taxes and insurance	2,372	2,310	4,809	4,241
Total property expenses	6,625	6,589	12,978	11,890

Other expenses
General and administrative	1,590	2,318	3,678	4,413
Management transition expenses	-	250	-	9,291
Interest expense	3,495	3,318	6,889	6,191
Depreciation and amortization	4,010	5,747	7,894	10,467
Development and pursuit costs	7	94	10	139
Acquisition and recapitalization costs	3,117	136	3,270	1,641
Amortization of deferred financing cost	229	236	458	552
Loss on early extinguishment of debt	-	-	-	1,629
Total other expenses	12,448	12,099	22,199	34,323

Other income	15	1	15	44
Income from unconsolidated joint venture	-	10	-	1
Impairment associated with land holdings	(790)	-	(790)	-

NET LOSS	(3,577)	(4,024)	(4,052)	(20,105)
Net loss allocated to noncontrolling interest	214	242	243	1,341
Dividends declared and accreted on preferred stock	-	(231)	-	(459)
Adjustments attributable to participating securities	-	14	-	30
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,363)	$(3,999)	$(3,809)	$(19,193)

Loss attributable to common stockholders per common share- basic and diluted	$(0.09)	$(0.11)	$(0.10)	$(0.56)

Weighted average number of shares - basic and diluted	36,538	36,452	36,528	34,112

Dividends declared per common share	$0.095	$0.095	$0.19	$0.19

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Trade Street Residential, Inc.
2nd Quarter 2015	Funds From Operations ("FFO"), Core FFO and Adjusted FFO
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands, except per share data	2015	2014	2015	2014

Net loss attributable to common stockholders	$(3,363)	$(3,999)	$(3,809)	$(19,193)

Net loss allocated to noncontrolling interest holder	(214)	(242)	(243)	(1,341)
Adjustments related to earnings per share computation	-	(14)	-	(30)
Impairment associated with land holdings	790	-	790	-
Real estate depreciation and amortization - continuing operations	4,084	5,835	8,043	10,643
Real estate depreciation and amortization - unconsolidated joint venture	-	100	-	200

Funds from operations (1)	$1,297	$1,680	$4,781	$(9,721)

Management transition expenses	-	250	-	9,291
Acquisition and recapitalization costs	3,117	136	3,270	1,641
Loss on early extinguishment of debt	-	-	-	1,629
Non-cash stock awards	122	154	214	183
Non-cash accretion of preferred stock	-	154	-	307

Core funds from operations (1)	$4,536	$2,374	$8,265	$3,330

Recurring capital expenditures	(389)	(358)	(709)	(519)
Non-recurring capital expenditures	(329)	(412)	(843)	(510)

Adjusted funds from operations (1)	$3,818	$1,604	$6,713	$2,301

Per share data
Funds from operations - diluted	$0.03	$0.04	$0.12	$(0.27)
Core funds from operations - diluted	$0.12	$0.06	$0.21	$0.09
Adjusted funds from operations - diluted	$0.10	$0.04	$0.17	$0.06

Weighted average common shares outstanding - diluted(2)	36,768	36,656	36,734	34,316
Weighted average common units outstanding - diluted	2,344	2,344	2,344	2,344
Weighted average common shares and common OP Units outstanding - diluted(2)	39,112	39,000	39,078	36,660

(1)	See page 19 for the Company's definition of these non-GAAP measures.
(2)	Includes non-vested portion of restricted stock awards.

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Trade Street Residential, Inc.
2nd Quarter 2015	Consolidated Balance Sheets
(Unaudited)

in thousands	June 30, 2015	December 31, 2014

ASSETS
Real estate assets
Land and improvements	$91,190	$88,766
Buildings and improvements	477,602	464,002
Furniture, fixtures, and equipment	16,168	15,774
	584,960	568,542
Less accumulated depreciation	(34,916)	(27,475)
Net investment in operating properties	550,044	541,067
Real estate assets held for sale	2,702	3,492
Net real estate assets	552,746	544,559

Cash and cash equivalents	8,047	13,308
Restricted cash and lender reserves	3,020	2,590
Deferred financing costs, net	4,140	4,599
Intangible assets, net	440	588
Prepaid expenses and other assets	2,014	2,475
Assets related to real estate assets held for sale	549	549
	18,210	24,109

TOTAL ASSETS	$570,956	$568,668

LIABILITIES
Indebtedness	$359,406	$344,756
Accrued interest payable	870	887
Accounts payable and accrued expenses	6,367	7,531
Dividends payable	3,719	3,709
Security deposits, deferred rent and other liabilities	1,995	1,783
TOTAL LIABILITIES	372,357	358,666

STOCKHOLDERS' EQUITY
Class A preferred stock; $0.01 par value; 423 shares authorized, at both June 30, 2015 and December 31, 2014	-	-
Common stock, $0.01 par value per share; 1,000,000 authorized; 36,800 and 36,699 shares issued and outstanding at June 30, 2015 and December 31, 2014 respectively	368	367
Additional paid-in capital	267,827	274,733
Accumulated deficit	(84,226)	(80,417)
TOTAL STOCKHOLDERS' EQUITY - TRADE STREET RESIDENTIAL, INC.	183,969	194,683
Noncontrolling interest	14,630	15,319
TOTAL STOCKHOLDERS' EQUITY	198,599	210,002

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$570,956	$568,668

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Trade Street Residential, Inc.
2nd Quarter 2015	Operating Properties Table
(Unaudited)

	Property Name	Location	Year Built/ Renovated (1)	Date Acquired	Number of Units	Average Unit Size (Sq. Ft.)	Average Physical Occupancy (2)

(3)	The Pointe at Canyon Ridge	Sandy Springs, GA	1986/2007	09/18/08	494	920	96.5%
	Arbors River Oaks	Memphis, TN	1990/2010	06/09/10	191	1,136	97.2%
	Lakeshore on the Hill	Chattanooga, TN	1969/2005	12/14/10	123	1,168	96.2%
	The Trails of Signal Mountain	Chattanooga, TN	1975	05/26/11	172	1,185	97.2%
(4)	Vue at Knoll Trail Apartments	Addison, TX	1991/2007	10/31/11	114	653	97.0%
	Fox Trails	Plano, TX	1981	12/06/11	286	960	96.1%
	Millenia 700	Orlando, FL	2012	12/03/12	297	952	97.6%
	Westmont Commons	Asheville, NC	2003&2008	12/12/12	252	1,009	97.2%
	Bridge Pointe	Huntsville, AL	2002	03/04/13	178	1,047	96.0%
	St. James at Goose Creek	Goose Creek, SC	2009	05/16/13	244	976	95.5%
	Creekstone at RTP	Durham, NC	2013	05/17/13	256	1,043	96.1%
	Talison Row at Daniel Island	Charleston, SC	2013	08/26/13	274	989	95.3%
	Fountains Southend	Charlotte, NC	2013	09/24/13	208	844	96.8%
(5)	Aston	Wake Forest, NC	2013	01/21/14	288	1,047	92.3%
	Miller Creek at Germantown	Memphis, TN	2012/2013	01/21/14	330	1,049	97.9%
	The Aventine Greenville	Greenville, SC	2013	02/06/14	346	961	93.7%
	Waterstone at Brier Creek	Raleigh, NC	2013/2014	03/10/14	232	1,137	96.0%
	Avenues at Craig Ranch	McKinney, TX	2013	03/18/14	334	1,006	93.9%
(6)	Waterstone at Big Creek	Alpharetta, GA	2013/2015	04/07/14	370	1,143	78.8%

	Total / Weighted average				4,989	1,011	94.6%

	Three Months Ended	Six Months Ended
	June 30,	June 30,

Total operating properties (end of period)	19	19
Total operating apartment units (end of period)	4,989	4,989
Total operating apartment units (weighted average)	4,989	4,939

(1)	The extent of the renovations included within the term “renovated” depends on the individual apartment community, but “renovated” generally refers to the replacement of siding, roof, wood, windows or boilers, updating of gutter systems, renovation of leasing centers and interior rehabilitation, including updated appliances, countertops, vinyl plank flooring, fixtures, fans and lighting, or some combination thereof.

(2)	Average physical occupancy for the three months ended June 30, 2015 represents the average occupancy of the total number of units occupied at each apartment community during the period divided by the total number of units at each apartment community.

(3)	On November 22, 2014, a 20-unit building at this community was destroyed by fire. The Company maintains insurance coverage on all of its properties and subsequently filed an insurance claim that is expected to cover the re-construction cost of this building, less the Company’s loss deductible, as well as loss of rents under a business interruption provision in the applicable insurance policy. Accordingly, for the three and six months ended June 30, 2015, a recovery of lost rents relating to the 20 impacted units was recorded as additional rental income for this property. The Company anticipates that re-construction of this 20-unit building will be completed by the end of 2015.

(4)	Formerly known as Mercé Apartments.

(5)	Formerly known as The Estates at Wake Forest.

(6)	On March 26, 2015 we purchased three additional recently-constructed residential buildings consisting of 100 vacant units on a land parcel adjacent to our Waterstone at Big Creek community located in Alpharetta, Georgia. These units had an average occupancy of 33.3% for the three months ended June 30, 2015. As of June 30, 2015, the physical occupancy rate of these units was 72.0%.

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Trade Street Residential, Inc.
2nd Quarter 2015	Same Store NOI Comparisons(1)
(Unaudited)

	Year-to Date Comparisons
	Six Months Ended June 30,
in thousands, except per unit data	2015	2014	% Change

Revenues	$19,547	$18,650	4.8%
Expenses	8,217	8,363	(1.7)%
Net operating income (NOI) (2)	$11,330	$10,287	10.1%

Average physical occupancy (3)	96.3%	95.8%	0.5%

Average monthly rental rate (4)	$997	$958	4.1%

	Quarter to Quarter Comparisons
	Three Months Ended June 30,
	2015	2014	% Change

Revenues	$9,911	$9,361	5.9%
Expenses	4,141	4,177	(0.9)%
Net operating income (NOI) (2)	$5,770	$5,184	11.3%

Average physical occupancy (3)	96.5%	96.2%	0.3%

Average monthly rental rate (4)	$1,003	$961	4.4%

	Sequential Quarter Comparisons
	Three Months Ended
	June 30, 2015	March 31, 2015	% Change

Revenues	$9,911	$9,636	2.9%
Expenses	4,141	4,076	1.6%
Net operating income (NOI) (2)	$5,770	$5,560	3.8%

Average physical occupancy (3)	96.5%	96.0%	0.5%

Average monthly rental rate (4)	$1,003	$991	1.2%

(1)	The Company defines “Same Store” as properties owned and stabilized since January 1, 2014 through June 30, 2015. For newly constructed or lease-up properties or properties undergoing significant redevelopment, we consider a property to be stabilized at the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment. No properties owned since January 1, 2013 were under construction or undergoing redevelopment and, as a result, no properties owned since January 1, 2014 were excluded from the same store portfolio. For the periods presented, "Same Store" properties are comprised of: The Pointe at Canyon Ridge, Arbor River Oaks, Lakeshore on the Hill, The Trails of Signal Mountain, Vue at Knoll Trail Apartments (formerly Mercé Apartments), Fox Trails, Millenia 700, Westmont Commons, Bridge Pointe, St James at Goose Creek, Creekstone at RTP, Talison Row at Daniel Island and Fountains Southend.

(2)	See page 19 for the Company's definition of this non-GAAP measure and page 21 for a reconciliation of this non-GAAP measure to net loss attributable to common stockholders.

(3)	Average physical occupancy for the periods presented represent the average of the total number of units occupied at each apartment community during the respective period divided by the total number of units at each apartment community.

(4)	Average monthly rental rates for the periods presented are the Company’s market rents after “loss to lease” and concessions, but before vacancy, discounted employee units, model units, and bad debt for the respective periods.

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Trade Street Residential, Inc.
2nd Quarter 2015	Same Store Operating Expense Comparisons
(Unaudited)

	Year-to Date Comparisons
	Six Months Ended June 30,
in thousands	2015	2014	$ Change	% Change	% of 2015 Actual

Property taxes	$2,449	$2,443	$6	0.2%	29.8%
Salaries and benefits for on-site employees	2,036	2,099	(63)	(3.0)%	24.8%
Utilities	1,396	1,397	(1)	(0.1)%	17.0%
Repairs and maintenance	494	378	116	30.7%	6.0%
Make ready/turnover	367	390	(23)	(5.9)%	4.5%
Property insurance	426	481	(55)	(11.4)%	5.2%
Other	1,049	1,175	(126)	(10.7)%	12.7%
Total same store	$8,217	$8,363	$(146)	(1.7)%	100.0%

	Quarter to Quarter Comparisons
	Three Months Ended June 30,
	2015	2014	$ Change	% Change	% of 2015 Actual

Property taxes	$1,168	$1,213	$(45)	(3.7)%	28.2%
Salaries and benefits for on-site employees	1,034	1,034	-	0.0%	25.0%
Utilities	681	688	(7)	(1.0)%	16.4%
Repairs and maintenance	288	212	76	35.8%	7.0%
Make ready/turnover	202	228	(26)	(11.4)%	4.9%
Property insurance	211	224	(13)	(5.8)%	5.1%
Other	557	578	(21)	(3.6)%	13.4%
Total same store	$4,141	$4,177	$(36)	(0.9)%	100.0%

	Sequential Quarter Comparisons
	Three Months Ended
	June 30, 2015	March 31, 2015	$ Change	% Change	% of 2015 Actual

Property taxes	$1,168	$1,281	$(113)	(8.8)%	28.2%
Salaries and benefits for on-site employees	1,034	1,002	32	3.2%	25.0%
Utilities	681	715	(34)	(4.8)%	16.4%
Repairs and maintenance	288	206	82	39.8%	7.0%
Make ready/turnover	202	165	37	22.4%	4.9%
Property insurance	211	215	(4)	(1.9)%	5.1%
Other	557	492	65	13.2%	13.4%
Total same store	$4,141	$4,076	$65	1.6%	100.0%

14

Trade Street Residential, Inc.
2nd Quarter 2015	Acquisitions and Land Held for Sale
(Unaudited)

in thousands, except unit data

Acquisitions:

			Percent Leased at	Date	Gross	Debt Balance at
Property	Location	Units	June 30, 2015	Acquired	Purchase Price	June 30, 2015

Waterstone at Big Creek, Phase II	Alpharetta, GA	100	92.0%	3/26/2015	$15,000	Line of Credit

Total acquisitions six months ended June 30		100			$15,000	$-

Land held for sale:

				Carrying
		Planned		Value as of
Project	Location	Units	Acreage	June 30, 2015

Midlothian Town Center - East (1)	Midlothian, VA	238	8.4	$2,702

Total land held for sale		238	8.4	$2,702

(1)	A $0.8 million impairment charge was recorded in the second quarter of 2015 to reduce the carrying value of the Midlothian Land Investment due to modification of terms for sale of this property during the quarter.

15

Trade Street Residential, Inc.
2nd Quarter 2015	NOI, Average Occupancy and Average Monthly Rent Summary
(Unaudited)

in thousands, except unit data

Multifamily communities:

as of June 30, 2015

			NOI	Avg Physical	Avg Monthly
	Units	Communities	Quarter Ended	Occupancy (1)	Rent/Unit

Same Store Communities (2)	3,089	13	$5,770	96.5%	$1,003
Stabilized non-same store communities (3) (4)	1,900	6	3,876	91.6%	1,135
Total multifamily communities	4,989	19	$9,646	94.6%	$1,053

(1)	Average physical occupancy for the three months ended June 30, 2015 represents the average occupancy of the total number of units occupied at each apartment community during the period divided by the total number of units at each apartment community.

(2)	For 2015 "Same Store" properties are comprised of: The Pointe at Canyon Ridge, Arbor River Oaks, Lakeshore on the Hill, The Trails of Signal Mountain, Vue at Knoll Trail Apartments (formerly Mercé Apartments), Park at Fox Trails, Millenia 700, and Westmont Commons, Bridge Pointe, St James at Goose Creek, Creekstone at RTP, Talison Row at Daniel Island, and Fountains Southend.

(3)	Communities that were stabilized for the quarter ended June 30, 2015, but do not meet the criteria for "Same Store" properties. These include: Miller Creek at Germantown, Waterstone at Big Creek, The Aventine Greenville, Avenues at Craig Ranch, Waterstone at Brier Creek, and Aston (formerly The Estates at Wake Forest).

(4)	On March 26, 2015 we purchased three additional recently-constructed residential buildings consisting of 100 vacant units on a land parcel adjacent to our Waterstone at Big Creek community located in Alpharetta, Georgia. These units had an average occupancy of 33.3% for the three months ended June 30, 2015. As of June 30, 2015, the physical occupancy rate of these units was 72.0%.

16

Trade Street Residential, Inc.
2nd Quarter 2015	Debt Summary
(Unaudited)

in thousands

Debt Maturities as of June 30, 2015:

	Scheduled Repayments			% of
Year	Amortization	Maturities	Total	Total

Remainder of 2015	$759	$-	$759	0.2%
2016	1,900	-	1,900	0.5%
2017	3,299	68,273	71,572	19.9%
2018	3,681	7,686	11,367	3.2%
2019	4,174	-	4,174	1.2%
Thereafter	15,401	254,233	269,634	75.0%

Total	$29,214	$330,192	$359,406	100.0%

Floating vs. Fixed Rate Debt:(1)

			Weighted Average
	Balance at	% of	Interest	Years to
	June 30, 2015	Total	Rate	Maturity

Fixed rate debt	$297,406	82.7%	4.03%	7.25
Floating rate debt (1)	62,000	17.3%	2.98%	1.58

Total	$359,406	100.0%	3.85%	6.27

(1)	At June 30, 2015, our only floating rate loan was our revolving credit facility that bears interest at one-month LIBOR plus a spread of 2.75%.

17

Trade Street Residential, Inc.
2nd Quarter 2015	Capitalized Costs Summary
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
in thousands, except per unit data	2015		2014		2015		2014
	Total	Per Unit	Total	Per Unit	Total	Per Unit	Total	Per Unit
Recurring capital expenditures:

Flooring	$261	$52	$167	$33	$416	$84	$296	$66
Appliances & Fixtures	80	16	157	31	218	44	181	40
HVAC	37	8	24	5	48	10	30	7
Other	11	2	10	2	27	5	12	3

Total recurring capital expenditures	$389	$78	$358	$71	$709	$143	$519	$116

Non-recurring capital expenditures:

Building & Structures	$100	$20	$53	$11	$473	$96	$55	$12
Land Improvements	88	18	222	44	155	31	242	54
Furniture & Equipment	77	15	113	23	127	26	132	29
Other	64	13	24	4	88	18	81	18

Total non-recurring capital expenditures	$329	$66	$412	$82	$843	$171	$510	$113

Total recurring/non-recurring capital expenditures	$718	$144	$770	$153	$1,552	$314	$1,029	$229

Revenue generating capital expenditures:

Flooring	$41	$8	$30	$6	$78	$16	$54	$12
Resurfacing	43	9	13	2	53	11	23	5
Appliances & Fixtures	71	14	34	7	125	25	70	15
Other	51	10	18	4	79	16	40	9

Total revenue generating capital expenditures	$206	$41	$95	$19	$335	$68	$187	$41

Change in balance sheet accounts:
Construction in process	$310	$-	$91	$-	$(13)	$-	$230	$-
Other	-	-	-	-	15	-	274	-

Total capital expenditures per cash flow statements	$1,234	$185	$956	$172	$1,889	$382	$1,720	$270

Weighted average units - continuing operations(1)		4,989		4,994		4,939		4,497

(1)	On March 26, 2015. we purchased three additional recently-constructed residential buildings consisting of 100 vacant units on a land parcel adjacent to our Waterstone at Big Creek community located in Alpharetta, Georgia.

18

Trade Street Residential, Inc.
2nd Quarter 2015	Non-GAAP Financial Measures and Reconciliations
(Unaudited)

The supplemental financial data contained in this document contains certain non-GAAP financial measures management believes are useful in understanding our business and evaluating our performance. Our definitions and calculations of these non-GAAP financial measures may differ from those of other equity REITs, and thus may not be comparable to other REITs. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

Funds from Operations ("FFO")

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property, bargain purchase gains, and recognized impairment of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company presents FFO because management considers it to be an important supplemental measure of the Company’s operating performance, believes it assists in the comparison of the Company’s operating performance between periods and to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

Core Funds from Operations ("Core FFO")

The Company also uses core funds from operations, or Core FFO, as an operating measure. Core FFO includes adjustments to exclude the impact gains and losses from extinguishment of debt, transaction costs related to acquisitions and recapitalization, management transition costs and certain other non-cash or non-comparable items. The Company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the Company’s assets. In addition, the Company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

Adjusted Funds from Operations (“AFFO”)

Management also uses Adjusted FFO or AFFO as an operating measure, which is defined as FFO or, alternatively, Core FFO, depending on the existence of any non-cash, non-comparable items as described above, less recurring and non-recurring capital expenditures. Management believes that AFFO is a relevant operating measure as it provides an indication as to whether a REIT can fund from its operating performance the capital expenditures necessary to maintain the condition of its operating real estate assets.

Net Operating Income ("NOI")

Management believes that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis. NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

19

The Company defines same store communities as communities owned and stabilized for the entirety of both periods presented, excluding properties held for sale. Reconciliations of net loss attributable to common stockholders to FFO, Core FFO, AFFO, NOI, and same store NOI are included in the Supplemental Information posted on the Company’s website.

The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net loss attributable to common stockholders, as computed in accordance with GAAP:

20

Trade Street Residential, Inc.
2nd Quarter 2015	NOI Bridge
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands	2015	2014	2015	2014
Property Revenues (1)
Same Store (13 properties)	$9,911	$9,361	$19,547	$18,650
Non Same Store (6 properties)	6,360	4,997	12,353	6,819
Other (1 property)(2)	-	295	-	594

Total property revenues	$16,271	$14,653	$31,900	$26,063

Property Expenses (1)
Same Store (13 properties)	$4,141	$4,177	$8,217	$8,363
Non Same Store (6 properties)	2,484	2,240	4,761	3,193
Other (1 property)(2)	-	172	-	334

Total property expenses	$6,625	$6,589	$12,978	$11,890

Net Operating Income (1)(3)
Same Store (13 properties)	$5,770	$5,184	$11,330	$10,287
Non Same Store (6 properties)	3,876	2,757	7,592	3,626
Other (1 property)(2)	-	123	-	260

Total property net operating income	$9,646	$8,064	$18,922	$14,173

Reconciliation of NOI to GAAP Net Loss

Total property net operating income	$9,646	$8,064	$18,922	$14,173
Other income	15	1	15	44
Depreciation and amortization	(4,010)	(5,747)	(7,894)	(10,467)
Development and pursuit costs	(7)	(94)	(10)	(139)
Interest expense	(3,495)	(3,318)	(6,889)	(6,191)
Amortization of deferred financing cost	(229)	(236)	(458)	(552)
Loss on early extinguishment of debt	-	-	-	(1,629)
General and administrative	(1,590)	(2,318)	(3,678)	(4,413)
Management transition expenses	-	(250)	-	(9,291)
Impairment associated with land holdings	(790)	-	(790)	-
Acquisition and recapitalization costs	(3,117)	(136)	(3,270)	(1,641)
Income from unconsolidated joint venture	-	10	-	1
Net loss	(3,577)	(4,024)	(4,052)	(20,105)
Net loss allocated to noncontrolling interests	214	242	243	1,341
Adjustments related to earnings per share computation (4)	-	(217)	-	(429)

Net loss attributable to common stockholders	$(3,363)	$(3,999)	$(3,809)	$(19,193)

(1)	The Company defines “Same Store” as properties owned and stabilized since January 1, 2014 through June 30, 2015 excluding properties held for sale. For newly constructed or lease-up properties or properties undergoing significant redevelopment, we consider a property to be stabilized at the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment. No properties owned since January 1, 2014 were under construction or undergoing redevelopment and, as a result, no properties owned since January 1, 2014 were excluded from the same store portfolio.

(2)	Includes one community sold during 2014.

(3)	See page 19 for the Company's definition of this non-GAAP measure.

(4)	See notes B and F to consolidated financial statements as filed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

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